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                                                                   EXHIBIT 10.52

                           COMMERCIAL LEASE AGREEMENT


     THIS COMMERCIAL LEASE AGREEMENT (the "AGREEMENT") is made this 23 day of April, 1998, and effective as of April 1, 1998 (the "COMMENCEMENT DATE"), by and between JAMES E. L. PETERS, JR. (hereinafter called "LANDLORD") and BOOMERSHINE COLLISION CENTERS, INC., a Georgia corporation (hereinafter called "TENANT").


                              W I T N E S S E T H


PREMISES

     1. Landlord, for and in consideration of the rents, covenants, agreements and stipulations hereinafter mentioned, provided for and contained to be paid, kept and performed by Tenant, leases and rents unto Tenant, that certain building described on EXHIBIT "A" attached hereto and made a part hereof (the "PREMISES"), along with that certain parcel of real property owned by the Landlord and more particularly described on EXHIBIT "B" attached hereto (hereinafter called the "PROPERTY"). Tenant hereby leases and takes the Premises and the Property "AS-IS" upon the terms and conditions which hereinafter appear. The No easement for light or air is included in the Premises. Tenant has satisfied itself as to the suitability of the Premises for its intended use.

TERM

     2.1  GENERAL.

          The term of this lease (the "TERM") shall be for a period of five
(5) years commencing on the Commencement Date.

     2.2  EXTENSION TERM.

          Provided that Tenant is not in uncured material default (which has not been waived by Landlord) under this Lease, beyond any applicable cure periods, as of the date upon which Tenant notifies Landlord of its intention to extend the term of this Lease pursuant to this SECTION, Tenant shall have the option to extend the term of this Lease for one (1) five (5)-year period (the "EXTENSION TERM") on the terms and conditions contained herein, including adjustment of Minimum Rent as provided in SECTION 3.2. Other than as set forth herein, Tenant shall have no further option to extend this Lease. Exercise of such extension option shall be by written notice given to Landlord at least one hundred-eighty (180) days and not more than three hundred-sixty (360) days prior to the last day of the original Term. Tenant's failure to give timely notice of exercise of such option shall render the option void. The extension option under this Section may


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be exercised only by the named Tenant and any permitted assignee or subtenant of Tenant, and is not assignable to any other person or entity whatsoever.

RENTAL

     3.1  MINIMUM RENT.

          Beginning on the Commencement Date and continuing during the entire Term, Tenant shall pay to Landlord minimum rent ("MINIMUM RENT") in the amount of Twelve Thousand Dollars ($12,000.00) per month. Minimum Rent shall be paid in advance on or before the first day of each calendar month during the Term. Upon execution of this Lease, Tenant shall pay to Landlord a deposit in the amount of Twelve Thousand Dollars ($12,000.00). Such amount shall be held by Landlord as a security deposit ("SECURITY DEPOSIT"). If Tenant is not in default, Landlord shall return the balance Security Deposit not used to restore the Premises and the Tenant Improvements to their original condition, ordinary wear and tear alone excepted. Such refund shall be made to Tenant within thirty
(30) days after the termination of the Term, or any extension or renewal thereof. If the first month of the Term shall be a partial month, Minimum Rent shall be prorated on a daily basis.

     3.2  MINIMUM RENT ADJUSTMENT.

          Should Tenant exercise its option to extend the initial Term as set forth in SECTION 2.2 hereinabove, then the monthly Minimum Rent payable during such option period shall increase, beginning with the first day of the extension term and on each anniversary thereof thereafter. The initial increase and each annual increase thereafter shall be in a percentage equal to the greater of (i) three percent (3.0%) of the Minimum Rent in effect during the preceding period, or (ii) the percentage increase, if any, in the consumer price index for Urban Wage Earners and Clerical Workers (1982-1984=100), U.S. City Average For All Items, as published by the United States Department of Labor, Bureau of Labor Statistics (the "CPI"). If such CPI is discontinued or revised during the term hereof, then such other index or computation with which it is replaced shall be used. The CPI increase, if any, shall be calculated by comparing the CPI figure for the month immediately preceding the adjustment date with the CPI figure for the same month of the proceeding year. Landlord shall submit a statement to Tenant each year of the extension term reflecting the increase, if any, in the CPI as herein provided. If such statement is delayed, Tenant shall pay increased Minimum Rent based on the three percent (3.0%) minimum increase stated above, effective upon the adjustment date, and shall immediately pay to Landlord any deficiency in rent due upon submission of said CPI statement.

     3.3  NO WAIVER.

          Payment by Tenant or receipt by Landlord of a lesser amount than the Minimum Rent or Additional Rent or other charges due herein may, at Landlord's sole option, be deemed to be on account of the earliest due rent or other charges, or deemed to be on account of rent owing for the current period only, notwithstanding any instructions by or on behalf of Tenant to the contrary, which instructions shall be null and void, and no endorsement or statement on any check


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or any letter accompanying any check or other payment as rent or other charges shall be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or other charges or pursue any other remedy in this Lease or in law or in equity against Tenant.

LATE CHARGES

     4. If Landlord fails to receive any payment of Minimum Rent or Additional Rent (hereinafter defined) within five (5) business days after it becomes due, Tenant shall pay Landlord, as additional rental, a late charge equal to five percent (5%) of the overdue amount for each month of the delinquency. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

UTILITY BILLS

     5. Tenant shall pay all utility bills, including, but not limited to water, sewer, gas, electricity, fuel, light, and heat bills for the Premises and the Tenant Improvements (hereinafter defined) and Tenant shall pay all charges for garbage collection or other sanitary services.

USE OF PREMISES AND TENANT IMPROVEMENTS

     6. The Premises and Tenant Improvements shall be used as for automotive related purposes only and no other purposes. The Premises and Tenant Improvements shall not be used for any illegal purposes, nor in any manner to create any nuisance or trespass, nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises or the Tenant Improvements. Notwithstanding the foregoing, Tenant (or a permitted subtenant) may utilize a portion of the Premises or the Tenant Improvements for vehicle sales and/or leasing.

ABANDONMENT OF THE PREMISES OR TENANT IMPROVEMENTS

     7. Tenant agrees to continuously operate in the Premises and Tenant Improvements, and further agrees not to abandon or vacate the Premises or the Tenant Improvements during the Term of this Lease, or any extension thereof, and agrees to use the Premises and Tenant Improvements for the purposes herein leased until the expiration hereof.

INDEMNITY; INSURANCE

     8.1  Indemnity.

     Tenant shall indemnify, defend, protect and save harmless Landlord, and Landlord's officers, directors, employees, agents, contractors and customers (collectively, the "LANDLORD INDEMNITIES") from and against any claim, loss, liability, damage, cost, expense, attorney's fees, suit or judgment, arising out of or connection with (i) the condition, use, occupancy, management, or control of the Premises or the Tenant Improvements, (ii) any default of Tenant under the terms of this Lease, (iii) the negligent acts or omissions of Tenant, its agents, independent contractors,


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suppliers, officers, directors, employees, guests, or invitees, and (iv) any claims by Tenant's employees, agents, representatives, or invitees of personal injury, however caused, to the extent the same is covered or required to be covered by workers' compensation insurance. The above indemnity shall not apply to the extent the claim is directly caused by the gross negligence or wilful and intentional act of Landlord. Tenant shall, at its own cost and expense, defend any and all suits or other actions which may be brought against any Landlord Indemnitee either alone or in conjunction with others upon any such above-mentioned cause or claim, and shall satisfy, pay, and discharge any and all judgments that may be recovered against any Landlord Indemnitee in any such action or actions in which a Landlord Indemnitee may be a party defendant. Supplementing the foregoing and in addition thereto, Tenant shall at all times during the Term of this Lease and any extension or renewal thereof, and at Tenant's expense, maintain in full force and effect comprehensive general liability insurance with limits of $1,000,000.00 per person and $1,000,000.00 per occurrence, and property damage limits of $1,000,000.00, which insurance shall contain a special endorsement recognizing and insuring any liability accruing to Tenant under the first sentence of this SECTION, and naming
Landlord as additional insured. Tenant shall provide evidence of such insurance to Landlord prior to the commencement of the Term of this Lease and shall give Landlord written notice thirty (30) days before expiration or termination of any such policy. All policies of insurance required hereunder shall contain an endorsement providing that the insurer will not cancel or amend the policy or policies without first giving at least thirty (30) days prior written notice thereof to Landlord. Landlord and Tenant each hereby release and relieve the other, and waive its right of recovery, for loss or damage arising out of or incident to the perils insured against which perils occur in, on or about the Premises and the Tenant Improvements (hereinafter defined), whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees, to the extent that such loss or damage is within the policy limits of said comprehensive general liability insurance. Landlord and Tenant shall, upon obtaining the policies of insurance required, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

     8.2  INSURANCE.

          Tenant agrees to pay directly Landlord's reasonable cost of carrying fire and extended coverage insurance and general liability insurance ("INSURANCE") on the Premises, the Property and the Tenant Improvements (hereinafter defined). Semi-annually Landlord shall submit an invoice to Tenant for the amount which will be due and payable for that particular period, and payment to the insurance company shall be due within ten (10) days of submission of such invoice. The Insurance account of Tenant shall be reconciled annually.

PROPERTY TAXES

     9.1  PERSONAL PROPERTY TAXES.

          Tenant shall be liable for all taxes levied against personal property and trade fixtures placed by Tenant in the Premises and the Tenant Improvements (hereinafter defined). If any such personal property taxes of Tenant are levied against Landlord or Landlord's property and if

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Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Premises and the Tenant Improvements (hereinafter defined), and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord its proportionate share of such taxes within ten (10) days after written notice from Landlord setting forth the amount of such taxes applicable Property together with a copy of the tax bill and other evidence documenting that such tax is properly payable by Tenant.

     9.2  REAL PROPERTY TAXES.

          Tenant agrees to pay directly all taxes, assessments, and governmental charges of any kind and nature whatsoever (hereinafter collectively referred to as the "Taxes"), levied or assessed against the Premises, the Property, and the Tenant Improvements (hereinafter defined). Annually, Landlord shall submit an invoice to Tenant for the amount of taxes which will be due and payable for that particular year based on the amount of such taxes due the preceding year, and Tenant shall pay such invoice within ten
(10) days of submission of such invoice. The Tax account of Tenant shall be reconciled annually. If the Tenant's total Tax payments are less than the actual Taxes on the Premises, the Property and the Tenant Improvements (hereinafter defined). Tenant shall pay to Landlord the difference within ten
(10) days after written demand together with paid receipts and such other information as Tenant shall reasonably request; if the total Tax payments of Tenant are more than the actual Taxes on the Premises, the Property and the Tenant Improvements (hereinafter defined). Landlord shall promptly refund such excess. Notwithstanding anything contained herein to the contrary, Tenant shall not be required to pay any income, estate, corporate, inheritance, succession, business or transfer tax of Landlord. Upon Lease termination, Landlord will promptly refund to Tenant its pro rata portion of real property taxes for the portion of the year Tenant will not be occupying the Premises.

     9.3  FAILURE TO PAY.

          If Tenant should fail to timely pay (i) any insurance premiums as set forth in Section 8.2 hereinabove, or (ii) any Additional Rent when due and required to be paid by Tenant hereunder, in addition to any other remedies provided herein, Landlord may, if it so elects, pay such amounts and charges. Any sums so paid by Landlord shall be deemed to be so much additional rent owing by Tenant to Landlord and shall be due and payable ten (10) days after written demand, plus interest accruing at the rate of eighteen percent (18%) per annum from the date of payment by Landlord until repaid by Tenant. Failure to pay (i) insurance premiums as set forth in Section 8.2, or (ii) Additional Rent shall also constitute a material default of this Lease.

     9.4  CHANGE OF TAXING METHODOLOGY.

          If at any time during the Term of this Lease, or any extension or renewal hereof, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments, levies, or charges levied, assessed, or imposed on real estate and the improvements thereon, there shall be levied, assessed, or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy, or charge measured by or

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based, shall be deemed to be included within the term "Taxes" for the purposes hereof, but only to the extent that any such change in the present method of taxation or assessment is in lieu of, a substitute for, or such a supplement to, taxes as they are now assessed and only to the extent that such taxes would be payable if the Premises were the only property of Landlord subject to such taxes or the income from operation of the Premises were Landlord's only income, as the case may be.

REPAIRS BY LANDLORD

     10. Landlord shall have no responsibility whatsoever to make any repairs to the Premises, the Property or the Tenant Improvements, such obligation being the sole obligation of Tenant. This Lease is intended by the parties to be a triple net lease, and Tenant shall timely pay all such expenses of every type relating to the Premises, the Property and the Tenant Improvements after the Commencement Date, and Minimum Rent and Additional Rent shall be received by Landlord without any deduction, set-off, abatement or offset of any kind whatsoever.

REPAIRS BY TENANT

     11. Tenant accepts the Premises and the Property "AS-IS" in their present condition and as suited for the uses intended by Tenant. Tenant shall, throughout the initial Term of this Lease, and any extension or renewal thereof, at its sole expense, keep in good repair the roof, foundations and exterior walls of the Premises and the Tenant Improvements (inclusive of all glass and exterior doors) and underground utility and sewer pipes outside the exterior walls of the Premises and the Tenant Improvements. Without limiting the generality of the foregoing, Tenant will keep the interior of the Premises and the Tenant Improvements, together with all electrical, plumbing and other mechanical installations therein in good order and repair. Tenant will not overload the electrical wiring serving the Premises and the Tenant Improvements or within the Premises and the Tenant Improvements, and will install at its expense any additional electrical wiring which may be required in connection with Tenant's apparatus, such wiring and its installation to be in compliance with all applicable laws, codes, ordinances, and regulations. Further, Tenant shall provide for the mowing of grass, care of shrubs and general landscaping and maintenance of the parking area, and proper maintenance, repair and replacement of the HVAC system. Tenant agrees to return the Premises, the Property, and the Tenant Improvements to Landlord at the expiration, or prior termination of this Lease, in as good condition and repair as when first received, natural wear and tear, damage by storm, fire, lighting, earthquake or other casualty alone excepted.

TENANT IMPROVEMENTS

     12.1 CONSTRUCTION.

          Tenant agrees, at its sole cost and expense, to construct on the Property a building of approximately four thousand six hundred-twenty _____ (4,620) square feet in accordance with plans and specifications approved by Landlord, using materials and equipment of a quality equal to or better than the quality used on the existing building on the Property ("TENANT

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IMPROVEMENTS"). It is estimated that the Tenant Improvements shall cost approximately Two Hundred Fifty Thousand Dollars ($250,000.00). Plans and specifications for the Tenant Improvements, including the type of materials to be used by Tenant, must be set forth in detail and submitted to Landlord for approval within thirty (30) days after full execution of this Lease. Tenant agrees to commence construction of the Tenant Improvements promptly upon approval by Landlord of such plans and specifications. All such construction must be completed by contractors approved by Landlord. All Tenant Improvements shall conform to all applicable statutes, ordinances, regulations and codes, and Tenant shall obtain all required permits and licenses therefor. Tenant shall also comply with such other reasonable rules and regulations concerning such Tenant work as the Landlord may determine at its sole discretion (e.g., installation of chemical extinguishing devices; installation of gas cut-off devices).

     12.2 MECHANIC'S/CONSTRUCTION LIENS

          No work performed by Tenant pursuant to this Lease, whether in the nature of erection, construction, alteration or repair, shall be deemed to be for the immediate use and benefit of Landlord, so that no mechanic's, construction or other liens shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to construct the Tenant Improvements or to otherwise improve the Premises and/or the Property. Tenant shall place such contractual provisions as Landlord may request in all contracts and subcontracts for Tenant Improvements or other approved alterations assuring Landlord that no mechanic's or construction liens will be asserted against Landlord's interest in the Premises, the Tenant Improvements or the Property. Tenant shall pay promptly all persons furnishing labor or materials with respect to any work performed by Tenant or its contractors on or about the Premises, the Property and the Tenant Improvements. If any mechanic's, construction or other liens shall at any time be filed against the Premises, the Property, or the Tenant Improvements, by reason of work, labor, services or materials performed or furnished, or alleged to have been performed or furnished to Tenant or to anyone holding the Premises, the Property or the Tenant Improvements through or under Tenant, and regardless of whether any such lien is asserted against the interest of Landlord or Tenant, Tenant shall forthwith cause the same to be discharged of record or bonded to the satisfaction of Landlord. If Tenant shall fail to cause such lien forthwith to be so discharged or bonded after being notified of the filing thereof, then in addition to any other right or remedy of Landlord, Landlord may bond over or discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord, including reasonable attorney's fees incurred by Landlord either in defending against such lien or in procuring the bond or discharge of such lien, together with interest thereon at the rate of twenty-one percent (21%) per annum, shall be due and payable by Tenant to Landlord as Additional Rent. All contractors, subcontractors, materialmen, mechanics, laborers and others contracting with Tenant and/or any other subtenant of Tenant, and/or any other occupants of the Premises, the Property or the Tenant Improvements for the erection, construction, installation, alteration or repair of any improvements to the Premises, the Property or the Tenant Improvements are hereby charged with notice that they must look only to Tenant and to Tenant's interest in the Premises, the Property, or the Tenant Improvements to secure the payment of any charges for work done or materials furnished to the Premises, the Property, or the Tenant Improvements.


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     12.3 FAILURE TO CONSTRUCT TENANT IMPROVEMENTS.

     Should Tenant fail to initiate and/or diligently pursue to completion the construction of the Tenant Improvements as set forth above in this SECTION, then Landlord shall have the right, but not the obligation, to complete the Tenant Improvements at its expense and to charge Tenant directly for all costs of completion of the Tenant Improvements, plus eighteen percent (18%) per annum interest on all amounts so expended. Any such amount paid by Landlord to complete the Tenant Improvements shall be represented by a promissory note executed by Tenant in favor of Landlord, in form and substance reasonably acceptable to counsel for Landlord. Such promissory note (i) may be prepaid at any time without penalty or premium, and (ii) shall be amortized over a term equal to the remaining Term of the Lease.

ALTERATIONS

     13. Except as may be otherwise set forth herein, Tenant shall not make any alterations, additions, or improvements to the Premises, the Tenant Improvements once completed, or the Property without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. All approved alterations, additions, and improvements will be accomplished in a good and workmanlike manner, in conformity with all applicable laws and regulations.

DESTRUCTION OF OR DAMAGE TO PREMISES

     14. If the Premises or the Tenant Improvements are totally destroyed by storm, fire, lightning, earthquake or other casualty, this Lease shall terminate as of the date of such destruction and rental shall be accounted for as between Landlord and Tenant as of that date. If the Premises or the Tenant Improvements are damaged but not wholly destroyed by any such insured casualties, rental shall abate in such proportion as use of the Premises or the Tenant's Improvements has been destroyed and Landlord shall restore Premises or the Tenant's Improvements to substantially the same condition as before damage as speedily as is practicable, whereupon full rental shall recommence.

CONDEMNATION

     15. If the whole of the Premises and/or the Tenant Improvements, or such portion thereof as will make the Premises and/or the Tenant Improvements unusable for the purposes herein leased, are condemned by any legally constituted authority for any public use or purpose, then in either of said events the term hereby granted shall cease from the date when possession thereof is taken by public authorities, and rental shall be accounted for as between Landlord and Tenant as of said date. Such termination, however, shall be without prejudice to the rights of either Landlord or Tenant to recover compensation and damage caused by condemnation from the condemnor. It is further understood and agreed that neither the Tenant nor Landlord shall have any rights in any award made to the other by any condemnation authority notwithstanding the termination of the Lease as herein provided. Any condemnation proceeds paid pursuant to condemnation of the Tenant Improvements shall belong to Tenant.


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ASSIGNMENT AND SUBLETTING

     16. Tenant shall not, without the prior written consent of Landlord, assign this Lease or any interest hereunder, or sublet the Premises, the Tenant Improvements or the Property or any part thereof, or permit the use of the Premises, the Tenant Improvements or the Property by any party other than the Tenant. Any attempted transfer in violation of the requirements of this SECTION shall be null and void and, at the option of Landlord, constitute an Event of Default that entitles Landlord to terminate this Lease and/or to exercise its other rights and remedies for such Event of Default. Consent to any assignment or sublease shall not impair this provision and all later assignments or subleases shall be made likewise only on the prior written consent of Landlord. The assignee of Tenant, at option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder. Notwithstanding the foregoing, Tenant may sublease all or a portion of the Premises and/or the Tenant Improvements to an affiliated entity without Landlord's consent.

EVENTS OF DEFAULT

     17. The happening of any one or more of the following events (hereinafter any one of which may be referred to as an "EVENT OF DEFAULT") during the term of this Lease, or any renewal or extension thereof, shall constitute a material breach of this Lease on the part of the Tenant: (1) Tenant fails to pay Minimum Rent, insurance premium payments (as set forth in SECTION 8.2 hereinbelow) or Additional Rent as provided for herein; (2) Tenant abandons or vacates the Premises or the Tenant Improvements; (3) Tenant fails to comply with or abide by and perform any other material obligation imposed upon Tenant under this Lease including, but not limited to, full and timely completion of the Tenant Improvements; (4) Tenant is adjudicated bankrupt; (5) a permanent receiver is appointed for Tenant's property and such receiver is not removed within sixty
(60) days after written notice from Landlord to Tenant to obtain such removal;
(6) Tenant, either voluntarily or involuntarily, takes advantage of any debt or relief proceedings under any present or future law, whereby the rent or any part thereof is, or is proposed to be, reduced or payment thereof deferred; (7) Tenant makes an assignment for benefit of creditors; (8) Tenant's effects are levied upon or attached under process against Tenant, which is not satisfied or dissolved within thirty (30) days after written notice from Landlord to Tenant to obtain satisfaction thereof; or (9) Tenant's attempting to make any transfer without Landlord's prior written consent to the extent required under SECTION 16.

REMEDIES UPON DEFAULT

     18. Upon the occurrence of Event of Default, Landlord may pursue any one or more of the following remedies separately or concurrently, without prejudice to any other remedy herein provided or provided by law; (a) if the Event of Default involves nonpayment of Minimum Rent, the insurance premiums set forth in
SECTION 8.2 or Additional Rent and Tenant fails to cure such default within five (5) days after receipt or refusal of written notice thereof from Landlord, or if the Event of Default involves a default in performing any of the terms or provisions of this Lease other than the payment of Minimum Rent, or Additional Rent, and Tenant fails to cure such default within thirty (30) days after the mailing of written notice of default from Landlord, Landlord may


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terminate this Lease by giving written notice to Tenant and upon such termination shall be entitled to recover from Tenant damages in an amount equal to all Minimum Rent or Additional Rent which is then due and the present value (discounted at five percent (5%) per annum) of all Minimum Rent or Additional Rent which would otherwise have become due throughout the remaining Term of this Lease, or any renewal or extension thereof (as if this Lease had not been terminated); or (b) if the Event of Default involves any matter other than those set forth in item (a) of this Section, Landlord may terminate this Lease by giving written notice to Tenant, and upon such termination, shall be entitled to recover from the Tenant damages in an amount equal to all rental which is then due and the present value (discounted at five percent (5%) annum) of all Minimum Rent and Additional Rent which would otherwise have become due throughout the remaining Term of this Lease, or any renewal or extension thereof (as if this Lease had not been terminated); or (c) upon any Event of Default, Landlord, as Tenant's agent, without terminating this Lease may enter upon and rent the Premises, the Property, and the Improvements in whole or in part, at the best price obtainable by reasonable effort, without advertisement and by private negotiations and for any term Landlord deems proper, with Tenant being liable to Landlord for the deficiency, if any, between Tenant's Minimum Rent and Additional Rent hereunder and the price obtained by Landlord on reletting, provided, however, that Landlord shall not be considered to be under any duty by reason of this provision to take any action to mitigate damages by reason of Tenant's default.

EXTERIOR SIGNS

     19. Tenant may place signs upon the outside walls or roof of the Premises and the Tenant Improvements. Any and all signs placed on the Premises and the Tenant Improvements by Tenant shall be maintained in compliance with governmental rules and regulations governing such signs and Tenant shall be responsible to Landlord for any damage caused by installation, use or maintenance of said signs, and all damage incident to such removal.

LANDLORD'S ENTRY OF PREMISES AND TENANT IMPROVEMENTS

     20. Landlord may card the Premises and the Tenant Improvements "For Rent" or "For Sale" sixty (60) days before the termination of this Lease. Landlord may enter the Premises and the Tenant Improvements at reasonable hours to exhibit same to prospective purchasers or tenants and to make repairs of Landlord under the terms hereof or to make repairs to Landlord's adjoining property, if any.

EFFECT OF TERMINATION OF LEASE

     21. No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect Minimum Rent and Additional Rent for the period prior to termination thereof.

MORTGAGEE'S RIGHTS

     22. Tenant's rights shall be subject to any bona fide mortgage or deed to secure debt which is now or may hereafter be placed upon the Premises, the Property or the Tenant


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Improvements by Landlord. Tenant shall, if requested by Landlord, execute a separate agreement reflecting such subordination.

QUIET ENJOYMENT

     23. So long as Tenant observes and performs the covenants and agreements contained herein, it shall be all times during the Lease term peacefully and quietly have and enjoy possession of the Premises, the Property or the Tenant Improvements, but always subject to the terms hereof.

NO ESTATE IN LAND

     24. This Lease shall create the relationship of Landlord and Tenant between the parties hereto. No estate shall pass out of Landlord. Tenant has only a usufruct not subject to levy and sale, and not assignable by Tenant except by Landlord consent.

ATTORNEY'S FEES

     25. In the event that any action or proceeding is brought to enforce any term, covenant or condition of this Lease on the part of Landlord or Tenant, the prevailing party in such litigation shall be entitled to recover reasonable attorney's fees in such action or proceeding.

RIGHTS CUMULATIVE

     26. All rights, powers and privileges conferred hereunder upon parties hereto shall be cumulative and not restrictive of those given by law.

WAIVER OF RIGHTS

     27. No failure of Landlord to exercise any power given Landlord hereunder or to insist upon strict compliance by Tenant of its obligations hereunder and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof.

TIME OF ESSENCE

     28.  Time is of the essence of this Lease.

DEFINITIONS

     29. "Landlord" as used in this Lease shall include the undersigned, its heirs, representative, assigns and successors in title to the Premises, the Property or the Tenant Improvements. "Tenant" shall include the undersigned and its representatives, assigns and successors, and if this Lease shall be validly assigned or sublet, shall include also Tenant's assignees or sublessee as to the Premises, the Property or the Tenant Improvements covered by such assignment or sublease.

NOTICES

     30. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by U.S. Certified Mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered or sent to the address shown below, except that upon Tenant's taking possession of the Premises, then the Premises shall be Tenant's address for notice purposes. All notices shall become effective upon receipt or refusal by Tenant or Landlord, as the case may be. Notices to Landlord and Agent shall be delivered or sent to the addresses hereinafter stated, to wit:

     Landlord:           James E. L. Peters, Jr.
                         3056 Lake Park Drive
                         Jonesboro, Georgia 30236

     with a copy to:     Lawrence M. Merlin, Esquire
                         Erck, Dever & Merlin, LLC
                         3340 Peachtree Road, N.E.
                         Suite 2150
                         Atlanta, Georgia 30326-1084

     Tenant:             Boomershine Collision Centers, Inc.

                         ----------------------------

                         ----------------------------

     with a copy to:     David S. Cooper, Esquire
                         Schnader, Harrison, Segal & Lewis, LLP
                         Suite 2800, SunTrust Plaza
                         303 Peachtree Street, N.E.
                         Atlanta, Georgia 30308-3252

ENTIRE AGREEMENT

     31. This Lease contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect.

NO PARTNERSHIP CREATED

     32. Landlord is not by virtue of this Lease a partner or joint venturer with Tenant in connection with the business carried on under this Lease, and shall have no obligation whatsoever with respect to Tenant's debts or liabilities or Tenant's employees. The nature of the relationship between Landlord and Tenant is strictly one of Landlord and Tenant with respect to Tenant's leasing of the Premises, the Property and the Tenant Improvements.

INTERPRETATION

     33. In interpreting or construing this Lease, it is understood that Tenant may be one or more than one person or entity, that if the context so requires, the singular pronoun shall be taken to mean and include the plural, and that generally all grammatical changes shall be made, assumed, and implied to make the provisions herein apply equally to corporations, partnerships, limited liability companies, and individuals. Section headings are for convenience only and shall in no way affect any of the provisions of this Lease.

MISCELLANEOUS

     34.1 SEVERABILITY.

          If any provision of this Lease or the application thereof to any person or entity or circumstance is, at any time or to any extent, held to be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons, entities or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     34.2 SURVIVAL.

          All agreements (including, but not limited to, indemnification agreements) set forth in this Lease, the full performance of which are not required prior to the expiration or earlier termination of this Lease, shall survive the expiration or earlier termination of this Lease and shall be fully enforceable thereafter.

     34.3 ATTORNMENT.

          In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or trust deed made by Landlord covering the Premises, the Property or the Tenant Improvements, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

     34.4 GOVERNING LAW.

          This Lease shall be governed by and construed in accordance with the internal laws of the state of Georgia, without regard to principles of conflicts of laws.

     34.5 COUNTERPARTS.

          This Lease may be executed in counterparts, which when taken together shall constitute an original.

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
     34.6 RESTRICTIONS.

          This Lease is subject to all easements, restrictions, agreements of record, mortgages and deeds of trust, zoning and building laws, and all other laws, statutes, codes, ordinances, rules, regulations and other governmental requirements now in effect or becoming effective after the date this Lease is executed.

     34.7 AUTHORITY.

          The person executing this Lease on behalf of Tenant hereby covenants and warrants that the execution of this Lease is duly authorized by Tenant, and that the persons signing on behalf of Tenant was authorized by Tenant to bind Tenant to this Lease.

     34.8 LANDLORD DEFAULT.

          Landlord shall not be considered in default of any obligation under this Lease unless Landlord fails to perform such obligation within a reasonable period of time after receipt of written notice by Landlord from Tenant specifying the non-performance at issue. A reasonable period of time shall mean the greater of thirty (30) days or such longer period of time as may be reasonably necessary to effect performance of such obligation.

     34.9 NON-RECOURSE LEASE.

          The liability of Landlord under this Lease shall be limited in all circumstances to Landlord's interest in the Premises, the Tenant Improvements and the Property, and any judgment against Landlord shall be enforceable solely against Landlord's interest in the Premises, the Tenant Improvements and the Property.

     34.10 TRANSFER BY LANDLORD.

          In the event the original Landlord hereunder, or any successor owner of the Premises, the Tenant Improvements or the Property, shall sell, convey or otherwise transfer its interest in the Premises, the Tenant Improvements or the Property, all liabilities and obligations on the part of the original Landlord, or any successor owner, under this Lease accruing thereafter shall terminate. All liabilities and obligations of Landlord accruing thereafter shall be binding upon the new owner, and Landlord shall transfer any Security Deposit received from Tenant to such successor.

     34.11 ESTOPPEL CERTIFICATE.

          Tenant shall from time to time, within ten (10) days following Tenant's receipt of Landlord's written request, deliver to Landlord, or to any person designated by Landlord, a statement in writing, in the form submitted to Tenant by Landlord, certifying whether this Lease is unmodified and in full force and effect, the dates to which rent or other sums and charges payable hereunder have been paid, that there are no defaults or events which, with notice and passage of time may become defaults under this Lease (or specifying any such defaults or events), and any other information concerning this Lease as Landlord reasonably requests.

     34.12  LANDLORD'S RIGHT TO CURE DEFAULT.

            If Tenant shall fail to perform any of the covenants or obligations to be performed by Tenant, Landlord, in addition to all other remedies provided herein, shall have the option (but not the obligation) to cure such default. All of Landlord's expenditures incurred to correct the default shall be reimbursed by Tenant upon demand with interest from the date of expenditure at the rate of twenty-one percent (21%) per annum. Landlord's right to cure defaults is for the sole protection of Landlord, and the existence of this right shall not release Tenant from the obligation to perform all of the covenants herein provided to be performed by Tenant, or deprive Landlord of any other right which Landlord may have by reason of such default by Tenant.

     34.13  INSPECTION.

            Landlord and Landlord's agents and representatives, shall have the right to enter the Premises, the Tenant Improvements and the Property at any time to determine Tenant's compliance with this Lease, to post notices of non-responsibility, to show the Premises, the Tenant Improvements and the Property to any prospective tenants or purchasers, or for any other lawful purpose. Tenant shall at all times provide Landlord with a key to all doors at the Premises and the Tenant Improvements and with access codes where security systems are deployed. Tenant shall have no claim for abatement of rent or otherwise for any disturbance or interruption resulting from Landlord's entry for such purposes.

     34.14  SUBORDINATION.

            Tenant's interest hereunder shall be automatically subject and subordinate to all ground leases, mortgages, trust deeds, and other financing and security instruments placed on the Premises, the Tenant Improvements, and the Property by Landlord from time to time ("MORTGAGES"). The provisions of this SECTION shall be self-operating. Notwithstanding the foregoing, Tenant agrees upon demand to execute such further instruments subordinating this Lease as Landlord may reasonably request. Landlord shall, at Tenant's written request, obtain from the holders of its Mortgages subordination, non-disturbance, and attornment agreements regarding their Mortgages on such holder's standard form, which Tenant shall in turn execute and delivery.

     34.15  REMOVAL OF TENANT IMPROVEMENTS AND TRADE FIXTURES.

            All leasehold improvements, including the Tenant Improvements (as distinguished from trade fixtures and apparatus) installed or constructed on or about the Property at any time, whether by or on behalf of Tenant or by or on behalf of Landlord, shall not be removed from the Property at any time, unless such removal is consented to in writing in advance by Landlord; and at the expiration or earlier termination of this Lease, all such leasehold improvements, including the Tenant Improvements, shall be deemed to be part of the Property, shall not be removed by Tenant when it vacates the Premises and the Tenant Improvements, and title thereto shall vest solely in

Landlord without payment of any nature to Tenant. All trade fixtures and apparatus (as distinguished from leasehold improvements,including the Tenant Improvements), owned by Tenant and installed in the Premises, the Tenant Improvements or on the Property shall remain the property of Tenant and shall be removable at any time, including upon the expiration of the Term; provided Tenant shall not at such time be in default of any terms and covenants of this Lease, and provided further that Tenant shall repair any damage to the Premises, the Property and the Tenant Improvements caused by the removal of said trade fixtures and apparatus and shall restore the Premises, the Property and the Tenant Improvements to substantially the same condition as existed prior to the installation of said trade fixtures and apparatus. The provisions of this Section shall survive the expiration of termination of this Lease.

     34.16 HOLDOVER.

          If Tenant does not vacate the Premises, the Property and the Tenant Improvements at the time required, Landlord shall have the option to treat Tenant as a Tenant from month-to-month, subject to all of the provisions of this Lease except the provision for the term, and except the Minimum Rent and Additional Rent provided herein shall double during the period of the month-to-month tenancy. Failure of Tenant to remove fixtures, furniture, furnishings or trade fixtures which Tenant is required to remove under this Lease shall constitute a failure to vacate to which this SECTION shall apply if the property not removed will substantially interfere with the occupancy of the Premises, the Property and the Tenant Improvements by another tenant or with occupancy by Landlord for any purpose including preparation for a new tenant. If a month-to-month tenancy results from a holdover by Tenant under this SECTION, the tenancy shall be terminable at will by Landlord.

HAZARDOUS MATERIALS

     35. Tenant shall not use, store or dispose of, or permit the use, storage or disposal of, upon the Premises, the Tenant Improvements or the Property, any hazardous, toxic or flammable materials, contaminants, oil, radioactive or other material, the removal of which is required or the maintenance of which is prohibited, regulated or penalized by any local, state or federal agency, authority or governmental unit. Notwithstanding the foregoing, Tenant shall have the right to use, store or dispose of such materials as are customarily used in the ordinary course of its business, provided, however, that such use, storage and disposal is in strict compliance with all applicable local, state and federal laws, regulations and ordinances. Landlord shall indemnify Tenant for its reasonable expenses incurred from liability for any hazardous materials on the Property as of the Commencement Date, including without limitation, Tenant's reasonable attorneys' fees actually incurred.



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
     IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals, in triplicate, the date and year first above written.


                             LANDLORD:


                             /S/ James E. L. Peters, Jr.  (SEAL)
                             -----------------------------
                             JAMES E. L. PETERS, JR.



                             TENANT:

                             BOOMERSHINE COLLISION
                              CENTERS,INC.



                             By: /s/ David Pollard Pres
                                --------------------------
                                President/David Pollard


                             ATTEST: /S/ Amanda Vernon
                                    ----------------------

                                        [CORPORATE SEAL]


                                       17